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                                                                  EXHIBIT 23.1.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-60429 of Lyondell Chemical Company on Form S-3 of our report dated February 11, 1999, appearing in the Annual Report on Form 10-K of Lyondell Chemical Company for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP

Houston, Texas
April 1, 1999